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                              ODYSSEY FUNDS, INC.
                   (NOW RENAMED AMERICAN ODYSSEY FUNDS, INC.)
                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

      FIRST:      The charter of Odyssey Funds, Inc., a Maryland corporation
(the "Corporation"), is hereby amended by deleting existing Article II in its entirety and adding a new article to read as follows:

                                   ARTICLE II

                        The name of the Corporation is:

                          AMERICAN ODYSSEY FUNDS, INC.

       SECOND:    The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

      THIRD:      The undersigned chairman of the board acknowledges these
Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned chairman of the board acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

       IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its chairman of the board and attested to by its secretary on this 12th day of May, 1993.

ATTEST:                             AMERICAN ODYSSEY FUNDS, INC.
                                    (FORMERLY ODYSSEY FUNDS, INC.)

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Paul S. Feinberg                    Robert C. Dughi
Secretary                           Chairman of the Board